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                                                                      Exhibit 99

        (COMPEX-TECHNOLOGIES)(CMPX) Compex Technologies Acquires Italian Distributor Filsport Assistance S.r.l.; Names Timothy Floeder, Vice President of
                              Business Development

NEW BRIGHTON, Minn.--(BUSINESS WIRE)--July 8, 2003--Compex Technologies, Inc. (Nasdaq:CMPX), today announced that it has acquired Filsport Assistance S.r.l, the Italian distributor of its Compex(R) International brand of consumer sports training products. The transaction involved an exchange of approximately $5.5 million in cash for stock and was financed through a newly established credit facility with Credit Suisse and with Compex SA's existing funds.

    Prior to the acquisition, Filsport Assistance operated under an exclusive distribution arrangement and accounted for 44% of Compex SA total sales in fiscal 2002. This represented 14% of Compex Technology Inc.'s consolidated total revenue in fiscal 2002.

    Commenting on the acquisition, Dan W. Gladney, President and CEO stated, "Filsport is our largest distributor in all of Europe, and Italy is our single largest market. Filsport's business knowledge makes this an excellent addition for us and this acquisition will allow our management team to fully focus on our Compex products and return our Italian sales to their previous levels." Mr. Gladney continued, "The acquisition should also boost our consumer product gross margins, as sales through Filsport will now provide direct retail margins, versus distributor wholesale margins."

    Concurrent with the acquisition, Compex also announced the hiring of Timothy F. Floeder as Vice President of Business Development. Mr. Floeder has been a consultant to the company for several months and became a Vice President on July 1, 2003. Mr. Floeder previously was an investment banker and most recently served as Managing Director of Mergers & Acquisitions with Miller Johnson Steichen Kinnard, Inc., a Minneapolis based investment securities firm. He has also served in a variety of other financial management positions over the last 20 years. Mr. Floeder is a Certified Public Accountant and also a Director of HEI, Inc., a publicly traded company that designs systems and software for medical equipment OEMs.

    "Tim brings both merger and acquisition experience and a consistent track record of success to Compex. He was also very instrumental in completing our acquisition of Filsport," commented Mr. Gladney. "Tim will help us identify potential synergistic partnerships and acquisitions strategic to our business."

    Compex Technologies, Inc. is a leading designer, manufacturer and provider of electromedical products used for pain management, rehabilitation and sports training in clinical, home health care, sports and occupational medicine settings.

    Cautionary Statement: All statements other than historical facts included in this release regarding future operations, and particularly on the outlook for 2003, are subject to the risks inherent in predictions and "forward looking statements." These statements are based on the beliefs and assumptions of management of Compex Technologies and on information currently available to management. Nevertheless, these forward-looking statements should not be construed as guarantees of future performance. They involve risks, uncertainties, and assumptions identified in Compex Technologies filings with the SEC, including:

     --   The increasing reliance on results of international operations;

     --   The effect of fluctuating exchange rates on international results;



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     --   Compex Technologies substantial balances of third-party billing business and resulting accounts receivable and the sensitivity of its results to the accuracy of its reserve for uncollectible receivables;

     -- Changes in, and Compex Technologies compliance with, regulation and industry practice that affects the rates at which its products are reimbursed, the way it manufactures its products, and the documentation which it submits for reimbursement.

    Other factors that affect the industry in which Compex Technologies functions, including negative publicity about electro-medical stimulation products for medical and fitness applications, and world events that affect the economies of the countries in which its products are sold.

    --30--

    CONTACT: Compex Technologies, Inc., New Brighton
             Dan W. Gladney, 651/631-0590
             or
             Scott P. Youngstrom, 651/631-0590
             www.compextechnologies.com
             or